Exhibit 10.1

Executed Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated and effective as of the 26th day of June, 2017 (the “Amendment Effective Date”), is entered into by and among Kirby Corporation, a Nevada corporation (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of April 30, 2015 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested an amendment  to certain provisions of the Credit Agreement;

WHEREAS, the Lenders and the Administrative Agent are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein, provided that the Borrower ratifies and confirms all of its obligations under the Credit Agreement and the other Loan Documents;

WHEREAS, each of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Santander Bank, N.A. (each, an “Exiting Lender”) wishes to reallocate its Commitment among certain of the other Lenders as herein provided; and

WHEREAS, ZB, N.A. dba Amegy Bank (the “New Lender”) wishes to join the Credit Agreement as a Lender;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.             Amendments to Credit Agreement.

(a)	Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“First Amendment Effective Date” means June 26, 2017.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “FRBNY Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time, and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate (from and after such date as the FRBNY shall commence to publish such composite rate).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)	Section 1.01 of the Credit Agreement is hereby amended to restate the following definitions in their entirety as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate, respectively.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  As of the First Amendment Effective Date, the aggregate amount of the Lenders’ Commitments is $850,000,000.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written certification by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the FRBNY shall set forth on its public website from time to time, and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case, the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  With respect to any Letter of Credit, “Issuing Bank” means the issuer thereof.

“Maturity Date” means the fifth anniversary of the First Amendment Effective Date.

“Swingline Exposure” means, at any time, the aggregate principal amount of Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as the Swingline Lender and (b) if such Lender shall be the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swingline Loans).

(c)	Section 2.04 of the Credit Agreement is hereby amended to restate subsection (a) thereof in its entirety as follows:

“(a)        Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender agrees to make Swingline Loans to the Borrower in any aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $55,000,000, or (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.”

(d)	Section 2.19 of the Credit Agreement is hereby amended to restate the first sentence thereof in its entirety as follows:

“From and after the First Amendment Effective Date, the Borrower may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $300,000,000.”

(e)	Section 2.21 of the Credit Agreement is hereby amended to restate the second sentence of subsection (a)(iv) in its entirety as follows:

“Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(f)	Article III of the Credit Agreement is hereby amended to add the following new Section 3.16 at the end of said Article:

“SECTION 3.16          EEA Financial Institution.  The Borrower is not an EEA Financial Institution.”

(g)	Article IX of the Credit Agreement is hereby amended to add the following new Section 9.18 at the end of said Article:

“SECTION 9.18          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

(h)          The Credit Agreement is hereby amended to restate Schedule 2.01 thereto in its entirety as set forth on Schedule 2.01 attached hereto.

3.            Documentation Agents.  As of the Amendment Effective Date, each of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Royal Bank of Canada shall cease to be a Documentation Agent under the Credit Agreement and U.S. Bank National Association shall become a Documentation Agent under the Credit Agreement.  Any and all references to the Documentation Agents in the Credit Agreement and the other Loan Documents shall mean and refer to U.S. Bank National Association and Branch Banking and Trust Company, in such capacity.

4.             Issuing Banks.  As of the Amendment Effective Date, each of Bank of America, N.A. and Wells Fargo Bank, National Association shall cease to be an Issuing Bank under the Credit Agreement.  Any and all references to an Issuing Bank or the Issuing Banks in the Credit Agreement and the other Loan Documents shall mean and refer to JPMorgan Chase Bank, N.A. (and its Affiliates, as applicable), in such capacity.

5.             Conditions to Effectiveness.  This Amendment shall be effective on the Amendment Effective Date upon satisfaction of the following conditions:

(a)	the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower and the Lenders;

(b)
the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with this Amendment (including the reasonable fees and out-of-pocket expenses of legal counsel for the Administrative Agent);

(c)
the Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible Officer, confirming (i) compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement, (ii) compliance (on a pro forma basis) with the covenants contained in Section 6.10 of the Credit Agreement, (iii) that no Material Adverse Effect shall have occurred since December 31, 2016 and (iv) receipt of all governmental and third party approvals, if any, necessary in connection with the transactions contemplated by this Amendment and the continuing operations of the Borrower and its Subsidiaries;

(d)
the Administrative Agent shall have received (i) a certificate, dated the Amendment Effective Date and signed by a Responsible Officer, confirming (a) true and correct copies of the articles of incorporation and bylaws of the Borrower, (b) true and correct copies of resolutions of the Borrower’s Board of Directors authorizing the transactions contemplated herein, and (c) the incumbency and signatures of at least two Responsible Officers, and (ii) an opinion of counsel to the Borrower, each of such documents in form and substance satisfactory to the Administrative Agent; and

(e)
to the extent requested by any Lender pursuant to Section 2.09(e) of the Credit Agreement, the Administrative Agent shall have received for each such Lender an amended and restated promissory note reflecting such Lender’s increased Commitment after giving effect to this Amendment.

6.            Ratification.  The Borrower hereby ratifies all of its obligations under the Credit Agreement and the other Loan Documents, and agrees and acknowledges that the Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect as amended and modified by this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained herein or therein.

7.            Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on and as of the date hereof, except to the extent such representations and warranties were made as of a specific date, in which case the same were true and correct in all material respects (without duplication of any materiality qualifier) as of such date, (d) no Default or Event of Default has occurred and is continuing, and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

8.            Exiting Lenders.  Simultaneously with the effectiveness of this Amendment, each Exiting Lender shall be deemed to have, and does hereby sell, assign, transfer and convey to each other Lender hereunder that is increasing its Commitment (the “Increasing Lenders”) and to the New Lender, and each of the Increasing Lenders and the New Lender hereby purchases and accepts, the Commitments and Loans of the Exiting Lenders such that, after giving effect to this Amendment, (a) each Exiting Lender shall (i) be paid in full for all amounts owing to such Exiting Lender under the Credit Agreement as agreed and calculated by such Exiting Lender and the Administrative Agent in accordance with the Credit Agreement, (ii) cease to be a Lender under the Credit Agreement and the other Loan Documents and (iii) relinquish its rights (provided that it shall still be entitled to any rights which by their express terms survive the termination, repayment, satisfaction or discharge of such Exiting Lender’s obligations under the Credit Agreement in respect of any circumstance or event or condition arising prior to the Amendment Effective Date) and be released from its obligations under the Credit Agreement and the other Loan Documents and (b) the Commitments of each of the Increasing Lenders and the New Lender shall be as set forth on Schedule 2.01 hereto.  Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived).  The foregoing assignments, transfers and conveyances are without recourse to the Exiting Lenders and without any warranties whatsoever by the Administrative Agent or the Exiting Lenders as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests.  The Increasing Lenders, the New Lender and the Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the adjustment date among themselves.  Each Exiting Lender is executing this Amendment for the sole purpose of evidencing its agreement to this Section 7 only and for no other purpose.

9.            New Lender.  By execution and delivery of this Amendment, the New Lender hereby becomes a party to the Credit Agreement as of the Amendment Effective Date and shall have all of the rights and obligations, severally and not jointly, of a Lender thereunder for all purposes and to the same extent as if originally a party thereto and shall agree, and does hereby agree, severally and not jointly, to be bound by the terms and conditions thereof as if each were an original signatory thereto.

10.           Indemnity.  The Borrower hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 9.02 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

11.           Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

12.          Amendment is a Loan Document; References to Credit Agreement.  This Amendment is a Loan Document, as defined in the Credit Agreement.  All references in the Credit Agreement to “this Agreement” shall mean the Credit Agreement as amended by this Amendment.

13.          Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

14.          Final Agreement of the Parties.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:	KIRBY CORPORATION,
a Nevada corporation

	By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

ADMINISTRATIVE AGENT	JPMORGAN CHASE BANK, N.A.
AND LENDER:

	By:	/s/ Laura Woodward
Laura Woodward
Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Scott Blackman
	Name:	Scott Blackman
	Title:	SVP

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Warren R. Ross
	Name:	Warren R. Ross
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Michael P. Dickman
	Name:	Michael P. Dickman
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	THE NORTHERN TRUST COMPANY

	By:	/s/ Thomas Gawel
	Name:	Thomas Gawel
	Title:	Second Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Benjamin Lennon
	Name:	Benjamin Lennon
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	BOKF, NA DBA BANK OF TEXAS

	By:	/s/ Marian Livingston
	Name:	Marian Livingston
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

LENDER:	ZB, N.A. DBA AMEGY BANK

	By:	/s/ Ryan Kim
	Name:	Ryan Kim
	Title:	Assistant Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

EXITING LENDER:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

	By:	/s/ Lawrence Elkins
	Name:	Lawrence Elkins
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

EXITING LENDER:	SANTANDER BANK, N.A.

	By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Executive Director

Signature Page to First Amendment to Credit Agreement
(Kirby Corporation)

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$170,000,000
Bank of America, N.A.	$170,000,000
Wells Fargo Bank, National Association	$170,000,000
U.S. Bank National Association	$85,000,000
Branch Bank and Trust Company	$80,000,000
The Northern Trust Company	$55,000,000
Royal Bank of Canada	$50,000,000
BOKF, NA dba Bank of Texas	$35,000,000
ZB Bank, N.A. dba Amegy Bank	$35,000,000